Exhibit 10.2

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SB-910538-2000

ISSUER:	MANUFACTURERS AND TRADERS TRUST COMPANY TRADE SERVICES ONE FOUNTAIN PLAZA - 2ND FLOOR BUFFALO, NEW YORK 14203-1495

ADVISING BANK:	BANK OF AMERICA, N.A. FLEET WAY MAIL CODE: PA6-580-02-30 SCRANTON, PA 18507

ISSUE DATE:	JULY 2, 2007

BENEFICIARY:	KELLWOOD COMPANY, UNDER THE STOCK PURCHASE AGREEMENT DATED JUNE 18, 2007 BETWEEN PHOENIX FOOTWEAR GROUP, INC., AS SELLER AND KELLWOOD COMPANY, AS BUYER

RE:	LETTER OF CREDIT ISSUED IN CONNECTION WITH SECTION 2(F) OF THE STOCK PURCHASE AGREEMENT DATED JUNE 18, 2007 BETWEEN PHOENIX FOOTWEAR GROUP, INC., AS SELLER, AND KELLWOOD COMPANY, AS BUYER, TO FUND INDEMNIFICATION PAYMENTS DUE FROM SELLER TO BUYER THEREUNDER

APPLICANT:	PHOENIX FOOTWEAR GROUP, INC. 5840 EL CAMINO REAL, SUITE 106 CARLSBAD, CALIFORNIA 92008

STATED EXPIRATION DATE:	JANUARY 2, 2009

MAXIMUM STATED AMOUNT:	$3,000,000 (subject to reduction as provided below)

Manufacturers and Traders Trust Company (the “Issuer”) hereby issues this Irrevocable Standby Letter of Credit (the “Credit”) for the account of Phoenix Footwear Group, Inc. (the “Applicant”) in favor of Kellwood Company (the “Beneficiary”) under the Stock Purchase Agreement dated June 18, 2007 between Applicant and Beneficiary (the “Stock Purchase Agreement”).

Amount: The Credit is available in an aggregate amount (the “Maximum Stated Amount”) not to exceed $3,000,000 which shall be automatically reduced on July 2, 2008 to the greater of (i) $1,500,000, and (ii) the amount of any Unresolved Claims, as defined in Exhibit A below, of which the Beneficiary gives the Issuer written notice of by delivery to it of a certificate in the form of Exhibit A annexed hereto prior to July 2, 2008 (“Unresolved Claims Notice”). In no event, however, shall the Maximum Stated Amount be increased or at any time be greater than $3,000,000 less the amount of all previous Draws honored by the Issuer.

Requisites for Drawing: Issuer hereby agrees with the Beneficiary that any request for a Draw (each a “Draw Request”) under and in compliance with the terms of this Credit (each a “Draw” or a “Drawing”) shall be duly honored by Issuer, upon presentation in the form and by the means provided below on a Business Day before the Stated Expiration Date. A “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day on which the commercial banks in Buffalo, New York, are authorized by law or executive order to close. Draws shall be paid in immediately available United States funds.

Each Draw Request under the Credit shall be documented by:

1.	The Beneficiary’s certificate in the form of Exhibit B or Exhibit C on Beneficiary’s letterhead bearing the clause “Drawn under M&T Bank Irrevocable Standby Letter of Credit Number SB-910538-2000”, stating the amount of the Draw and executed on behalf of Beneficiary (each a “Draw Certificate”) and delivered simultaneously to Issuer and Applicant; and

2.	For any Drawing which exhausts the Maximum Stated Amount of this Letter of Credit, the original of this Credit shall accompany the Beneficiary’s Draw Certificate.

Each Drawing honored shall automatically reduce the Maximum Stated Amount. In no event shall the aggregate Draws hereunder exceed the Maximum Stated Amount.

Issuer shall have no duty to verify the correctness or completeness of any certificate or instructions delivered to Issuer by Beneficiary, but rather may rely without question on any Draw Certificate as to the amount for any Drawing.

Notices; Timing of Payments: All notices, requests, demands, claims and other communications hereunder will be in writing and shall be deemed effectively given (i) upon personal delivery to the party notified, (ii) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, (iii) one day after deposit with a nationally recognized air courier service such as DHL or Federal Express for next day delivery, or (iv) on the day of facsimile transmission, with confirmed transmission, to the facsimile number shown below (or to such other facsimile number as the party to be notified may indicate by ten (10) days advance written notice to the other parties in the manner herein provided), provided that notice is also given under clauses (i), (ii) or (iii) above; in any such case addressed to the party to be notified at the address indicated below for that party, or at such other address as that party may indicate by ten (10) days advance written notice to the other parties in the manner herein provided:

Manufacturers and Traders Trust Company

Trade Service Department

One Fountain Plaza - 2ND Floor

Buffalo, New York 14203-1495

Telephone: 716-848-3655

Telecopy: 716-848-3777

Phoenix Footwear Group, Inc.

El Camino Real, Suite 106

Carlsbad, California 92008

Attention: James R. Riedman, Chairman of the Board

Telephone: 760-602-1200

Telecopy: 760-602-9684

Kellwood Company

600 Kellwood Parkway

Chesterfield, Missouri 63017

Attention: Thomas H. Pollihan

Fax: 314-576-3388

No notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient.

Payment Instructions: Draws shall be paid by means of electronic funds transfer, provided that the Beneficiary shall provide complete funds transfer instructions in advance in the form requested by Issuer, or on the appropriate Draw Certificate. The Beneficiary is hereby notified that in executing such payment order, Issuer will rely on the accuracy of the instructions provided by the Beneficiary on the appropriate Draw Certificate, particularly the account and routing and transit numbers provided by the Beneficiary. Issuer has no duty to refer to names and has no liability for losses resulting from errors in the Beneficiary’s instructions. The Beneficiary is requested to use extraordinary care in providing electronic funds transfer instructions.

Expiration:

This Credit shall expire on the earliest of:

(i) 3:00 p.m. Eastern Time on January 2, 2009 (the “Stated Expiration Date”); and

(ii) the date on which Issuer honors a Drawing which exhausts the Maximum Stated Amount.

This Letter of Credit sets forth in full the undertaking of Issuer, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any documents, instrument or agreement referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

ALL BANKING CHARGES ARE FOR THE ACCOUNT OF THE APPLICANT.

This Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 (the “UCP”). As to matters not governed by the UCP, this Credit is subject to the laws of New York State as in effect from time to time.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Claudia L. Conroy
Name:	Claudia L. Conroy
Title:	Vice President and Sr. Manager

By:	/s/ Annette Bucella
Name:	Annette Bucella
Title:	Assistant Vice President and Assistant Manager